Exhibit 10.2
FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of May 15, 2024 (the “First Amendment Date”), is made by and among COLISEUM HOLDINGS I, LLC, a Delaware limited liability company, having an address at 105 Rowayton Avenue, Rowayton, Connecticut 06853 (together with its successors and assigns, “Lender”), and LD REAL ESTATE, LLC, LAZYDAYS RV OF OHIO, LLC, AIRSTREAM OF KNOXVILLE AT LAZYDAYS RV, LLC, LONE STAR ACQUISITION LLC, and LAZYDAYS LAND OF PHOENIX, LLC, each a Delaware limited liability company and each having an address at 4042 Park Oaks Blvd, Suite 350, Tampa, Florida 33610 (together with their respective successors and permitted assigns, each, an “Individual Borrower” and, individually and collectively as the context may require, “Borrower”), LDRV HOLDINGS CORP., a Delaware corporation (“Opco Guarantor”), LAZY DAYS’ R.V. CENTER, INC., a Delaware corporation (“Holdco Guarantor”), and LAZYDAYS HOLDINGS, INC., a Delaware corporation (“Pubco Guarantor” and together with Opco Guarantor and Holdco Guarantor, individually or collectively, as the context may require, jointly and severally, “Guarantor”).

RECITALS

WHEREAS, Lender made a loan (the “Original Loan”) to Borrower in the original principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000) pursuant to the terms and conditions of that certain Loan Agreement, dated as of December 29, 2023 (the “Original Closing Date”), between Borrower and Lender, (the “Original Loan Agreement”, and as amended by this Amendment, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Loan Agreement;
WHEREAS, Lender is willing to increase the maximum principal amount of the Original Loan by making the First Amendment Advance (as herein defined) to Fifty Million and No/100 Dollars ($50,000,000) (the Original Loan, as so increased and otherwise modified by this Amendment, the “Loan”) and to otherwise amend and modify certain provisions of the Original Loan Agreement as set forth herein subject to the terms and conditions set forth herein;
WHEREAS, as a condition to Lender making the First Amendment Advance, simultaneously herewith, LD Real Estate, LLC has delivered to Lender, as additional security for the Loan, (a) that certain first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the First Amendment Date (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Fort Pierce Mortgage”) and (b) that certain Assignment of Leases and Rents, dated as of the First Amendment Date (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Fort Pierce Assignment of Leases”), each encumbering that certain property known as 2398 Peters Road, Fort Pierce, Florida 34945 (the “Fort Pierce Individual Property”);
WHEREAS, simultaneously herewith, Borrower and Lender are entering into that certain Amended and Restated Promissory Note, dated as of the First Amendment Date (as the same may hereafter be amended, supplemented, restated, increased, extended, split, severed or consolidated from time to time, the “Amended and Restated Note”), in an amount of Fifty Million and No/100 Dollars ($50,000,000) and evidencing the Loan;
WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor has directly benefited from, and will continue to benefit from, Lender making the Loan to Borrower;
WHEREAS, as a condition to Lender’s modifying the Loan Agreement pursuant to the terms of this Amendment, Lender is requiring that Guarantor reaffirm its obligations under the Guaranty, the Guaranty of Completion, the Guaranty of Interest and Carry Costs and the Environmental Indemnity (as each is amended by this Amendment);

WHEREAS, Lender, Borrower and Guarantor desire to amend the Loan Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Recitals. The recitals and introductory paragraph hereof are a part hereof, form a basis for this Amendment and shall be considered prima facie evidence of the facts and documents referred to therein.
2.First Amendment Advance.
(a)Lender agrees, on the terms and conditions set forth in this Amendment, to make an advance of the Loan in the amount of Fifteen Million and No/100 Dollars ($15,000,000) to Borrower on the First Amendment Date (such advance, the “First Amendment Advance”). The First Amendment Advance, together with the advance of the Loan made on the Closing Date shall each constitute a part of the Debt and shall be secured by the Mortgage (as such term is amended by this Amendment) and the other Loan Documents.
(b)Borrower shall use proceeds of the First Amendment Advance to make a distribution to Opco Guarantor to be used to make a Five Million and No/100 Dollars ($5,000,000) payment under the M&T Facility and to otherwise be held by Opco Guarantor in accordance with the terms of the M&T Facility.
(c)Borrower acknowledges that on the First Amendment Date, Borrower shall pay to Lender a non-refundable fee (the “First Amendment Fee”) of two and one half percent (2.5%) of the First Amendment Advance. The First Amendment Fee shall be fully earned by Lender on the First Amendment Date.
3.PIK Election. Lender and Borrower hereby agree that the PIK Election Notice that Borrower delivered with respect to the calendar quarter beginning on April 1, 2024 and ending on June 30, 2024 shall remain in effect and be effective with respect to the full Loan Amount (as such term is amended by this Amendment) for such period.
4.Amendments to Loan Agreement. In reliance on the representations and warranties set forth herein, effective as of the First Amendment Date, the Loan Agreement is hereby amended as follows:
(a)The following definitions are hereby added to Section 1.1 of the Original Loan Agreement in alphabetical order:
“Blackwell” shall mean Blackwell Partners LLC - Series A, a Delaware limited liability company.
“CCP” shall mean Coliseum Capital Partners, L.P., a Delaware limited partnership.
“First Amendment” shall mean that certain First Amendment to Loan Agreement, dated as of the First Amendment Date, by and among Borrower, Guarantor and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“First Amendment Date” shall mean May 15, 2024.
“Lender Related Party” shall mean (a) CCP, (b) Blackwell, (c) Lender’s, CCP’s and/or Blackwell’s Affiliates and (d) the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Lender, CCP and/or Blackwell and their Affiliates.
“Registration Rights Agreement” shall have the meaning set forth in the First Amendment.

“Warrants” shall have the meaning set forth in the First Amendment.
(b)The definition of “Assignment of Leases” in the Original Loan Agreement is hereby modified to include the Fort Pierce Assignment of Leases.
(c)The definition of “Loan Amount” in the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Loan Amount” shall mean an amount equal to Fifty Million and No/100 Dollars ($50,000,000).
(d)The definition of “Loan Documents” in the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Loan Documents” shall mean, collectively, this Agreement, the First Amendment, the Note, each Mortgage, each Assignment of Leases, the Environmental Indemnity, the Guaranty, the Guaranty of Completion, the Guaranty of Interest and Carry Costs, the Post-Closing Agreement and all other documents now or hereafter executed and/or delivered in connection with the Loan (but excluding the Registration Rights Agreement and the Warrant and any other documents now or hereafter executed solely in connection therewith), as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
(e)The definition of “M&T Credit Agreement” in the Original Loan Agreement is hereby modified to include any amendment, restatement or other modification thereof from time to time that is not prohibited under clause (i) of Section 4.1.42 of the Loan Agreement.
(f)The definition of “Mortgage” in the Original Loan Agreement is hereby modified to include the Fort Pierce Mortgage.
(g)The definition of “Note” in the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Note” shall mean that certain Amended and Restated Promissory Note, dated as of the First Amendment Date, in the stated principal amount of the Loan Amount, executed by Borrower and payable to the order of Lender, as the same may hereafter be amended, supplemented, restated, increased, extended, split, severed or consolidated from time to time.
(h)The definition of “Origination Fee” in the Original Loan Agreement is hereby modified to include the First Amendment Fee.
(i)Section 2.4.3 [Prepayments After Default] of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:
2.4.3 Prepayments After Default. Other than with respect to any application of Net Proceeds, if concurrently with or during the occurrence of an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the restrictions against prepayment set forth in Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay, in addition to the principal of the Loan so tendered, accrued and unpaid interest, and other amounts payable under the Loan Documents: (a) the Exit Fee and (b) on any date prior to the Yield Maintenance Date, the Yield Maintenance Premium.
(j)The first sentence of Section 3.1.50 [M&T Facility] of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

The M&T Facility is in full force and effect and Borrower has delivered to Lender true, complete and correct copies of all documents set forth on Schedule IX, which such Schedule sets forth, as of the First Amendment Date, a true, complete and correct list of all agreements comprising the full loan file of the M&T Facility (collectively, and as the same may be amended, restated or otherwise modified from time to time after the First Amendment Date not in violation of clause (i) of Section 4.1.42, the “M&T Credit Documents”).
(k)Sections 4.2.4 [Change in Business; Acquisition or Leasing of Additional Property], and Section 4.2.14 [Affiliate Transactions] of the Original Loan Agreement are hereby modified to permit LD Real Estate, LLC’s acquisition of the Fort Pierce Individual Property from LDL of Fort Pierce, LLC on the First Amendment Date.
(l)Section 11.13 [Expenses; General Indemnity; Mortgage Tax Indemnity; ERISA Indemnity] of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:
Section 11.13    Expenses; General Indemnity; Mortgage Tax Indemnity; ERISA Indemnity; Title Related Indemnities.

(a)Borrower shall pay or, if Borrower fails to pay, reimburse Lender and each Lender Related Party upon receipt of notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the ongoing performance of and compliance with agreements and covenants of Borrower and Guarantor contained in this Agreement, the other Loan Documents, the Warrants and the Registration Rights Agreement, including, without limitation, confirming compliance with environmental and insurance requirements (but excluding monthly servicing fees due to the Servicer under the Servicing Agreement); (ii) Lender’s and Servicer’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement, the other Loan Documents, the Warrants and the Registration Rights Agreement, on its part to be performed or complied with after the Closing Date (other than monthly servicing fees due to the Servicer under the Servicing Agreement); (iii) the negotiation, preparation, execution, delivery and administration of this Agreement, and the other Loan Documents on the Closing Date and any consents, amendments, waivers or other modifications to this Agreement, the other Loan Documents, the Warrants, the Registration Rights Agreement, and any other documents or matters requested by Borrower thereafter; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third-party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, any other security given for the Loan, the Warrants or the Registration Rights Agreement; (vi) enforcing any obligations of or collecting any payments due from Borrower and Guarantor under this Agreement, the other Loan Documents, with respect to the Property, the Warrants or the Registration Rights Agreement; (vii) following the transfer of the Loan to “special servicing” after an Event of Default or written notice from Borrower or its Affiliate that an Event of Default is imminently likely to occur, any “special servicing” fees; (viii) any cost or expense relating to a restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings (including, without limitation, loan servicing or special servicing fees, loan advances, and “work-out” and/or liquidation fees) and (ix) any other cost or expenses relating to the Warrants or the Registration Rights Agreement; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.
(b)Borrower shall indemnify, defend and hold harmless Lender, each Lender Related Party, Servicer and their respective officers, directors, agents, employees (and the successors and assigns of the foregoing) (each, a “Lender Indemnitee”) from and against any and all Losses (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Indemnitees shall be designated a party thereto), other than consequential damages (except to the extent the same is paid or payable by any Lender Indemnitee to an unaffiliated third-party), that may be imposed on, incurred by, or asserted against the Lender Indemnitees in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) the making of the Loan and entering into this Agreement or any of the other Loan Documents or (iv) the issuance of the Warrants and the Warrant Shares (as such term is defined in the Registration Rights Agreement) (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable Legal Requirements to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.
(c)Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any Lender Indemnitee and directly or indirectly arising out of or in any way relating to (i) any Tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, or (ii) any transfer Taxes incurred in connection with a foreclosure of the Mortgage by Lender or its designee and any subsequent transfer of the Property by Lender or its designee.
(d)Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.1.8 and/or 4.2.11 of this Agreement.
(e)Borrower and Guarantor shall indemnify, defend and hold harmless the Lender Indemnitees from and against all Losses that the Lender Indemnitees would not have suffered had, in connection with the making of the First Amendment Advance, entering into this Amendment, and the consummation of the transaction contemplated hereby, Lone Star Acquisition LLC and LD Real Estate, LLC (y) executed and delivered modifications to the Mortgages and Assignments of Leases with respect to the 20103 Stokes Rd Individual Property and the Hwy 290 Individual Property, respectively, increasing the amounts secured thereby by the amount of the First Amendment Advance and (z) delivered to Lender new Title Insurance Policies, dated as of the First Amendment Date, from the Title Company, in the same amounts, with the same endorsements, and with no additional exceptions to coverage, as the Title Insurance Policies for such Individual Properties dated as of the Original Closing Date.
(f)Borrower and Guarantor shall indemnify, defend and hold harmless the Lender Indemnitees from and against all Losses arising from or related to (x) facts which would be disclosed by an accurate and comprehensive Survey of the Fort Pierce Individual Property, (y) any assessments, liens or violations that would be disclosed by a municipal lien search of the Fort Pierce Individual Property and (z) the filing of any mechanic’s, materialmen’s and other similar liens and encumbrances against the Fort Pierce Individual Property; provided, that the provisions of this Section 11.13(f) shall survive only until Borrower delivers to Lender a Title Insurance Policy, dated as of the First Amendment Date, from the Title Company, that insures Lender with respect to each of the foregoing items set forth in this Section 11.13(f).

(g)Subject to the last sentences of Section 11.13(f) above, the indemnification obligations of Borrower under this Section 11.13 shall survive the repayment of the Loan for the greater of two (2) years or the applicable statute of limitations.
(h)Schedule III [Minimum Release Amounts] of the Original Loan Agreement is hereby amended to add the following row to the end thereof:

	Individual Property	Minimum Release Amount
13.	Fort Pierce Individual Property	$14,137,500
(i) Schedule V [Leases] of the Original Loan Agreement is hereby amended to add the following row to the end thereof:

	Individual Property	Street Address	Landlord	Tenant	Date of Lease
9.	Fort Pierce Individual Property	2398 Peters Road, Fort Pierce, Florida 34945	LD Real Estate, LLC	LDL of Fort Pierce, LLC	First Amendment Date
(j)Schedule IX [M&T Credit Documents] of the Original Loan Agreement is hereby amended to add the following items to the end thereof:
37. First Amendment to Second Amended and Restated Credit Agreement, dated as of March 8, 2024, between the M&T Borrowers, the M&T Credit Agreement Administrative Agent and the other financial institutions party thereto.
38. Second Amendment to Second Amended and Restated Credit Agreement, dated as of the First Amendment Date (the “Second M&T Credit Agreement Amendment”), between the M&T Borrowers, the M&T Credit Agreement Administrative Agent and the other financial institutions party thereto.
(k)Exhibit B of the Original Loan Agreement is hereby amended to add the following row at the end thereof:

	Individual Property	Street Address	Owner
13.	Fort Pierce Individual Property	2398 Peters Road, Fort Pierce, Florida 34945	LD Real Estate, LLC
5.Amendment to Other Loan Documents. All references in the Loan Documents to the “Loan Agreement” shall hereinafter be deemed to be a reference to the Original Loan Agreement as amended by this Amendment, as the same may be further amended, restated, supplemented or otherwise modified from time to time. All references in the Loan Documents to the “Note” shall hereinafter be deemed to be a reference to the “Amended and Restated Note” as defined in this Amendment. All references in the Loan Documents to the “Loan” shall hereinafter be deemed to a reference to the “Loan” as defined in this Amendment. All references in the Loan Documents to the “Property” or any “Individual Property” shall hereinafter be deemed to include the Fort Pierce Individual Property as added to Exhibit B of the Original Loan Agreement pursuant to this Amendment.
6.Ratification; No Novation. Borrower hereby (a) unconditionally ratifies and confirms, renews and reaffirms all of Borrower’s obligations under the Loan Documents (as modified by this Amendment), (b) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Borrower in accordance with the terms, covenants and conditions of the Loan Documents, without modification or impairment (other than as modified by this Amendment), and Borrower remains unconditionally liable to Lender in accordance with the terms, covenants and conditions of the Loan Documents (as modified by this Amendment) and (c) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Loan Documents (as modified by this Amendment). The execution and delivery of this Amendment shall not constitute a novation or accord and satisfaction, or a modification of the lien, encumbrance or security title of the Loan Agreement or the other Loan Documents. In the event of any conflict or ambiguity between the terms, covenants and provisions of this Amendment and those of the Loan Agreement or the other Loan Documents, the terms, covenants and provisions of this Amendment shall control. This Amendment shall not be construed as a consent, waiver or amendment of any other provision of the Loan Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or as a consent to any further or future action on the part of Borrower or Guarantor that would require the consent or waiver of Lender.
7.Guaranty and Environmental Indemnity. Guarantor hereby (a) unconditionally ratifies and confirms, renews and reaffirms all of Guarantor’s obligations under the Guaranty, the Guaranty of Completion, the Guaranty of Interest and Carry and the Environmental Indemnity (as modified by this Amendment), (b) acknowledges and agrees that as modified by this Amendment, such obligations remain in full force and effect, binding on and enforceable against Guarantor in accordance with the terms, covenants and conditions of the Guaranty, the Guaranty of Completion and the Environmental Indemnity, without modification or impairment, and Guarantor remains unconditionally liable to Lender in accordance with the terms, covenants and conditions of the Guaranty, the Guaranty of Completion, the Guaranty of Interest and Carry and the Environmental Indemnity (other than as modified by this Amendment), and (c) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Guaranty, the Guaranty of Completion, the Guaranty of Interest and Carry and the Environmental Indemnity (as modified by this Amendment).
8.Representations and Warranties. Each of Borrower and Guarantor, as applicable, hereby represents and warrants to Lender that, on and as of the First Amendment Date:
(a)Borrower and Guarantor each has full power and authority to execute, deliver and perform its respective obligations under this Amendment;
(b)all representations made by Borrower with respect to the Property and each Individual Property in the Loan Documents are true and correct in all material respects with respect to the Fort Pierce Individual Property as of the First Amendment Date; all of the work for the construction of the Improvements at the Fort Pierce Individual Property has been completed in all material respects and no material additional capital expenditures are required or contemplated for the same to fully operate for their intended use;
(c)all representations made by each of Borrower and Guarantor, respectively, in the Loan Documents are true and correct in all material respects as of the First Amendment Date;
(d)the M&T Facility is in full force and effect and Borrower has delivered to Lender true, complete and correct copies of all documents set forth on Schedule IX of the Loan Agreement, which such Schedule sets forth a true, complete and correct list of all agreements comprising the full loan file of the M&T Facility. All sums currently due and payable under the M&T Facility have been paid in full, and no Borrower Related Party has received any notice for the purpose of exercising any remedies with respect to the M&T Facility and/or M&T Credit Documents. The making of the First Amendment Advance and the entering into this Amendment and the other Loan Documents by Borrower and Guarantor do not constitute a default or event of default under the M&T Facility or any of the M&T Credit Documents. The funding of the First Amendment Advance and the consummation of the other transactions occurring simultaneously with the effectiveness of this Amendment constitutes a capital infusion equal to $15,000,000, in satisfaction of the requirements set forth in Section 3(c) of the Second M&T Credit Agreement Amendment;
(e)each Loan Document is in full force and effect;

(f)to Borrower’s knowledge, no Default or Event of Default has occurred and is continuing under any of the Loan Documents, or will be triggered by the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby;
(g)as of the First Amendment Date, Borrower has no defenses, claims, rights of set-off or counterclaims against Lender under, arising out of, or in connection with, the Loan Documents, or against any of the obligations evidenced or secured thereby; and
(h)as of the First Amendment Date, Guarantor has no defenses, claims, rights of set-off or counterclaims against Lender under, arising out of, or in connection with, the Guaranty, the Guaranty of Completion, the Guaranty of Interest and Carry and the Environmental Indemnity, or against any of the obligations evidenced or secured thereby.
9.Estoppel Statements. Borrower hereby acknowledges and certifies that it has no offsets or defenses to the payment of the Debt.
10.No Impairment. This Amendment shall become a part of the Loan Documents, and nothing herein contained shall impair the security now held for Borrower’s obligations under the Loan Documents, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement or the other Loan Documents, nor affect or impair any rights, powers or remedies under the Loan. Furthermore, Lender reserves all rights and remedies it may have as provided in the Loan Documents.
11.Expenses. Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender in connection with this Amendment, the Warrants and the Registration Rights Agreement (including, without limitation, reasonable attorneys’ fees).
12.Further Assurances. Borrower and Guarantor, at their sole cost and expense, shall execute and deliver all such instruments and take all such action as Lender, from time to time, may reasonably require for the better and more effective carrying out of the intents and purposes of this Amendment.
13.Notices. All notices, demands, consents, or requests which are either required or desired to be given or furnished hereunder shall be sent and shall be effective in the manner set forth in the Original Loan Agreement.
14.Warrants. On the First Amendment Date, as a condition precedent to the effectiveness of this Amendment and Lender’s commitment to make the First Amendment Advance, Pubco Guarantor shall (a) issue to CCP and Blackwell certain warrants to purchase in the aggregate two million (2,000,000) shares of common stock, at an exercise price of Five and 25/100 Dollars ($5.25) per share (each as subject to any adjustments provided for under the applicable warrant), with an expiration date of the tenth anniversary of the First Amendment Date and otherwise in form acceptable to Lender (collectively, the “Warrants”) and (b) execute and deliver to CCP and Blackwell a registration rights agreement in form and substance acceptable to Lender (the “Registration Rights Agreement”).
15.Post-Closing Obligations. Notwithstanding any provision in the Loan Agreement regarding the timing of such obligations to the contrary, Borrower shall complete each of the obligations described on Schedule I attached hereto in the time periods specified therein (or such later dates as may be approved by Lender in writing from time to time) at the sole cost and expense of Borrower.
16.Miscellaneous.
(a)The provisions of this Amendment shall be binding upon Borrower, Guarantor and Lender, and their respective permitted successors and assigns, and shall inure to the benefit of and be enforceable by Lender, Borrower and Guarantor, and their permitted respective successors and assigns. If Borrower or Guarantor consists of more than one Person, then the obligations and liabilities of each such Person hereunder shall be joint and several.
(b)This Amendment may be amended only by an instrument in writing executed by Borrower, Guarantor and Lender.
(c)If any of the provisions of this Amendment, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such provision or provisions to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby and every provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.
(d)This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.
(e)This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings among the parties hereto relating to the subject matter hereof (other than the Loan Documents as modified by this Amendment). Accordingly, this Amendment may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten or oral agreements between the parties hereto.
(f)This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same instrument. Any signature delivered by a party by facsimile, email or other electronic transmission shall be deemed to be an original signature to this Amendment. An electronically-signed counterpart of this Amendment shall be deemed an original and shall have the same legal effect as a manually signed original counterpart.
(g)Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, in consideration of the execution and delivery of this Amendment, Borrower and Guarantor, on their own behalf and on behalf of their successors and assigns (each, a “Borrower Party Releasor”), hereby fully, forever and irrevocably releases, discharges and acquits the Released Parties (as defined below) of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why by reason of what facts, whether heretofore or now existing or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length (collectively, a “claim” or the “claims”) with respect to or which are otherwise connected with, or related to, the Loan, or the administration thereof, the Loan Documents, or the collateral for the Loan, as well as any action or inaction of the Released Parties or any of them with respect to the Loan or the administration thereof; provided, however, that (a) the foregoing release shall not apply to any claim that first arises after the date hereof and (b) nothing herein shall be construed to obligate any Borrower Party Releasor to release any claim against any of the Released Parties to the extent any such claim arose out of or in connection with the fraud, willful misconduct illegal acts or gross negligence of any of the Released Parties. As used herein, the term “Released Parties” means Lender and its past and present affiliates and participants, and its past and present constituent members, partners, participants, officers, directors and employees of each and all of the foregoing entities, and their respective successors, heirs and assigns. Borrower and Guarantor each acknowledges and agrees that factual matters now existing but unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower and Guarantor further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Borrower and Guarantor nevertheless hereby intend to release, discharge and acquit the Released Parties from any unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses to the extent first arising prior to the date hereof. Borrower and Guarantor each hereby represents and warrants that neither Borrower nor Guarantor not previously assigned any claim that it is hereby purporting to release.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER: COLISEUM HOLDINGS I, LLC, a Delaware limited liability company
By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWER:
LD REAL ESTATE, LLC, a Delaware limited liability company

By: LDRV Holdings Corp., its Manager
By: /s/ Carla Hegler
Name: Carla Hegler
Title: Vice President, Human Resources
LAZYDAYS RV OF OHIO, LLC, a Delaware limited liability company

By: LDRV Holdings Corp., its Manager
By: /s/ Carla Hegler
Name: Carla Hegler
Title: Vice President, Human Resources
AIRSTREAM OF KNOXVILLE AT LAZYDAYS RV, LLC, a Delaware limited liability company

By: LDRV Holdings Corp., its Manager
By: /s/ Carla Hegler
Name: Carla Hegler
Title: Vice President, Human Resources
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LONE STAR ACQUISITION LLC, a Delaware limited liability company

By: LDRV Holdings Corp., its Manager
By: /s/ Carla Hegler
Name: Carla Hegler
Title: Vice President, Human Resources
LAZYDAYS LAND OF PHOENIX, LLC, a Delaware limited liability company

By: LDRV Holdings Corp., its Manager
By: /s/ Carla Hegler
Name: Carla Hegler
Title: Vice President, Human Resources
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GUARANTOR:
LDRV HOLDINGS CORP., a Delaware corporation

By:    /s/ Carla Hegler
Name: Carla Hegler
Title: Vice President, Human Resources

LAZY DAYS’ R.V. CENTER, INC., a Delaware corporation

By:    /s/ Carla Hegler
Name: Carla Hegler
Title: Vice President, Human Resources

LAZYDAYS HOLDINGS, INC., a Delaware corporation

By:    /s/ Carla Hegler
Name: Carla Hegler
Title: Vice President, Human Resources

Schedule I
Post-Closing Obligations
1.Borrower shall deliver to Lender within 15 Business Days of the First Amendment Date, a Survey for the Fort Pierce Individual Property, in form and substance, and with the certifications necessary, for the Title Company to issue to Lender a new Title Insurance Policy with respect to the Fort Pierce Individual Property, dated as of the First Amendment Date (or an endorsement to the Title Insurance Policy issued to Lender on or about the First Amendment Date with respect to the Fort Pierce Individual Property) to remove the survey exception included therein; provided, however, for so long as Borrower is using best efforts and is diligently pursuing such Survey, such deadline shall be extended for an additional period, such additional period not to exceed 30 days.

2.Borrower shall deliver to Lender within 30 days of the First Amendment Date, zoning reports for each Individual Property (the “Zoning Reports”), in each case from a third-party provider reasonably approved by Lender, and in form and substance and with certification acceptable to Lender; provided, however, for so long as Borrower is using best efforts and is diligently pursuing such Zoning Reports, such deadline shall be extended for an additional period, such additional period not to exceed 30 days. Following Lender’s receipt of the Zoning Reports, upon Lender’s written request, Borrower agrees that it shall (i) cooperate with Lender to provide Lender with additional information relating to the Zoning Reports as reasonably requested by Lender, and (ii) remove, discharge, terminate or otherwise clear any zoning, fire-code, landscaping or other violations disclosed by the Zoning Reports to the extent that same are not Permitted Encumbrances and Lender determines in good faith that any of the same has or may have an adverse effect on the Loan or Lender’s rights with respect to, or interest in, the Loan or the Property.

3.Borrower shall use best efforts to cause the Title Company to issue to Lender an amended or new Title Insurance Policy for the Fort Pierce Individual Property, dated as of the First Amendment Date, removing the survey exception, municipal lien exception and mechanic’s liens exceptions included in the pro forma for such policy as of the First Amendment Date, in accordance with that certain Escrow Letter executed by the Title Company and Borrower as of the First Amendment Date, promptly, but in any event within 60 days of the First Amendment Date, including, without limitation, cooperating with the Title Company to satisfy any requirements for the issuance of such title insurance policy.

4.Borrower acknowledges that as of the First Amendment Date, Lender has not received certain tax lien, judgment and UCC financing statement search results with respect to the entities set forth on Schedule II attached hereto (the “Search Results”). Borrower shall use best efforts to cause the Search Results to be delivered to Lender. Following Lender’s receipt of the Search Results, upon Lender’s written request, Borrower agrees that it shall (i) cooperate with Lender to provide Lender with additional information relating to the Search Results as reasonably requested by Lender, and (ii) remove, discharge, terminate or otherwise clear any tax lien, judgment or UCC financing statement disclosed by the Search Results to the extent that same are not Permitted Encumbrances and Lender determines in good faith that any of the same has or may have an adverse effect on the Loan or Lender’s rights with respect to, or interest in, the Loan or the Property.

5.Borrower shall deliver or cause to be delivered to Lender, within 15 Business Days of the date hereof, executed originals of all legal opinion letters required to be delivered by Borrower in connection with this Amendment, identical to the electronic copies or final word versions provided by the applicable counsel to Borrower to Paul Hastings LLP, as Lender’s counsel, prior to and on the First Amendment Date.

6.Borrower and Lender shall reasonably cooperate in a timely manner with each other to correct any provision in the documents evidencing and/or securing the Loan that do not correctly reflect the agreement of the parties and to deliver to each other any additional items, original signatures, attachments, acknowledgments, exhibits and similar items reasonably necessary for the assembly of final documents evidencing and/or securing the Loan.

Schedule II
Search Results
Searches against:

1.Airstream of Knoxville at Lazydays RV, LLC;

2.LD Real Estate, LLC;

3.Lazydays RV of Ohio, LLC;

4.Lone Star Acquisition LLC d/b/a Lone Star Land of Houston, LLC;

5.Lazydays Land of Phoenix, LLC;

6.Lazydays Holdings, Inc.;

7.Lazy Days R.V. Center, Inc.; and

8.LDRV Holdings Corp.

Each to be searched in the appropriate jurisdictions for the following items:

1.real estate holdings;

2.tax liens;

3.UCC and fixture filings;

4.bankruptcies;

5.civil litigation & judgments; and

6.industry sanctions & other legal actions.